Exhibit 4.98

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 110743 dated April 01, 2013

To render

local telephone services using public access

This License has been granted to

Mobile TeleSystems

Open Joint-Stock Company

Principal State Registration Number of the legal entity (individual entrepreneur)

(PSRN, PSRNIE)

1027700149124

Tax Identification Number  (TIN)

7740000076

Principal place of business (residence):

4, Marksistskaya street, Moscow, 109147

The territory of communication service rendering is specified in the annex hereto.

This License is valid through:

September 14, 2015

This License is issued based on the decision of the licensing authority — Order No. 601 dated June 04, 2013.

This License has the annex which is as an integral part hereof and executed in 2 page (pages).

Deputy Head	/Signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Annex to the License No. 110743**

Licensing Requirements

1. Mobile TeleSystems Open Joint-Stock Company (the licensee) shall comply with the validity period of this License.

Abbreviated name:

MTS OJSC

PSRN 1027700149124	TIN 7740000076

Principal place of business:

4, Marksistskaya street, Moscow, 109147

2. The licensee shall begin communication service rendering in accordance with this license not later than April 01, 2013.

3. The licensee shall render communication services in accordance with this License only in the Rostov region.

4. The licensee shall provide the customer with the following services in accordance with this License*:

a) local telephone connections for voice data transfer;

b) access to telematic communication services and services of intra-area, inter-city and national telephone communication as well as to data communication services, except for data communication services for the purpose of voice data transfer;

c) access to the system of information inquiry support;

d) possibility to call to emergency response service 24-hour free-of-charge.

5. The licensee shall render communication services in accordance with the rules for rendering of communication services approved by the Government of the Russian Federation.

6. The licensee shall comply with the rules of communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the licensee’s local telephone communication network (networks) to the public communication network, traffic recording and transmission in the licensee’s local telephone communication network (networks), traffic recording and transmission from (to) the networks of other providers.

7. This License is issued based on the results of considering License Renewal Application No. 76465 dated September 14, 2010 without holding bidding (auction, tender). The License Requirements on obligation execution by the licensee, which it has assumed upon participation in bidding (auction, tender) to receive corresponding license, are not established.

8. Radio-frequency spectrum is not used upon communication service rendering in accordance with this License.

9. The licensee is not the universal service provider. The License Requirements to render universal services in accordance with agreements on conditions to render universal communication services concluded with authorized executive authorities are not established.

1

* Service rendering specified in this License may be followed by rendering other services technologically inextricably connected with local telephone services using public access and focused on increase of consumption value thereof, if there is no necessity in the separate License.

** This License is issued in accordance with renewal of License No. 76465 dated September 14, 2010.

2

Numbered, bound and sealed 3 (three) page(s).

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

/Signature/ I.Yu. Zavidnaya

JUNE 11, 2013

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296